         Exhibit 32.1

         Certification of Chief Executive Officer and Chief Financial Officer

         CERTIFICATION OF PERIODIC FINANCIAL REPORT

Seon Hong Kim and Yong Hwa Kim hereby certify as follows:

                              1.     They are the Chief Executive Officer and Chief Financial Officer, respectively, of Center Financial Corporation.

                              2.     The Form 10-Q of Center Financial Corporation for the Quarter Ended June 30, 2003 (the “Report”) fully c omplies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: August 14, 2003	/s/ SEON HONG KIM

Seon Hong Kim,
President and Chief Executive Officer

Dated: August 14, 2003	/s/ YONG HWA KIM

Senior Vice President and
Chief Financial Officer